Exhibit 10.10

PROMISSORY NOTE

DENVER, COLORADO

$100,000.00 October 21, 2002

FOR VALUE RECEIVED, In Store Media Systems, Inc., (the "Maker") promises to pay to the order of Melissa McBride (the "Payee and Holder") in lawful money of the United States, the principal sum of One Hundred Thousand Dollars ($100,000.00) with interest thereon at the rate of Eighteen Percent (18.0%) per annum, ~~with payments of interest only of Fifteen Hundred Dollars ($1,500.00), payable monthly commencing November 21, 2002, and continuing on the 21st day of each month thereafter~~, with the entire balance of the unpaid principal balance and unpaid interest thereon to be due and payable on the 21st day of June, 2003.

Prepayments may be made in part or in full of principal or interest due under this Note without penalty. Any partial payments of principal shall be credited against the final principal installment due under this Note and shall not affect the next installment due of principal and interest. Any prepayment does not effect the lender's option to receive stock in lieu of accrued interest.

In the event of default in the payment of any installment of principal or interest due hereunder, interest shall accrue on all unpaid principal and accrued and unpaid interest at the rate of Twenty-One Percent (21%) per annum until paid. Further, if said default is not cured within ten (10) days of notice from Payee and Holder to the Maker, the whole unpaid principal and accrued interest shall, at the option of the Payee and Holder hereof, to be exercised at any time thereafter, become due and payable at once.

All persons or corporations now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and consent that the time of said payments or any part thereof may be extended by the Payee and the Holder hereof, without in anywise modifying, altering, releasing, affecting or limiting their respective liability or the security interest created by the Security Agreement securing the repayment of this Note.

No failure to exercise and no delay in exercising on the part of the Payee and Holder, or any successors or assigns of Payee and Holder, of any right hereunder shall operate as a waiver of such right, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Payee and Holder, or their successors or assigns, shall be cumulative and in addition to all other rights provided by law.

The Maker of this Note agrees to reimburse the Payee and Holder hereof for all reasonable costs, including attorneys fees incurred to collect this Note, or any installments if not paid when due.

This Note and the interest are secured by a Security Agreement of even date herewith, which grants a security interest to the Payee and Holder. A copy of the Security Agreement is attached hereto as Exhibit "A", which by this reference is incorporated herein and made a part hereof.

Any notice required to be given hereunder shall be deemed to be given by mailing first class, registered, or certified mail, return receipt requested, postage prepaid, as of the date of mailing.

All payments of principal and interest hereunder shall be made at the address for Payee and Holder set forth hereafter.

(A) If to Maker,

In Store Media Systems, Inc.
15423 E. Batavia Drive
Aurora, CO 80011

(or to such other address as may have been furnished to the Holder in writing or to the Payee and Holder in writing by the Maker.)

(B) If to Payee and Holder,

Melissa McBride
5254 S. Youngfield Ct.
Littleton, CO 80127

(or to such other address as may have been furnished to the Maker in writing by the Holder.)

This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

One Million (MM)

In addition to the payment of the principal and interest set forth herein, Payee shall be entitled to purchase ~~Two Hundred Fifty Thousand (250,000)~~ shares of stock in In Store Media Systems, Inc. ~~for a purchase price of Ten Cents ($.10) per share~~. Payee must exercise her option to purchase such shares no later than the close of business on the maturity date of this Promissory Note. Payee shall give In Store Media Systems, Inc. thirty (30) days prior notice of her intent to exercise her option under this provision. (MM)

by the waiver of interest

in lieu of receipt of agreed interest! (MM)

IN STORE MEDIA SYSTEMS, INC.

By: Michael T. Moore

Title: President